SUB-ITEM 77Q1(E)



The Investment Advisory Agreement dated March 22, 2013, by and between MFS Series Trust III, on behalf of its series MFS High Yield Pooled Portfolio, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 53 to the Registration Statement for MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2013, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.